UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2011, Bazi International, Inc. ("we", "our", "us" or the "Company") signed a $10 million stock purchase agreement (the "Purchase Agreement") with Lincoln Park Capital Fund, LLC ("LPC"), an Illinois limited liability company. We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities and Exchange Commission ("SEC") covering the shares that may be issued to LPC under the Purchase Agreement. After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, over a 36-month period to sell shares of common stock to LPC, up to the aggregate commitment of $10 million.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $10.0 million of future funding will be based on the prevailing market prices of the Company's shares immediately preceding the time of sales without any fixed discount, and the Company controls the timing and amount of any future sales, if any, of our common stock to LPC. LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.10. Accordingly, there can be no assurance that we will be able to sell any share to LPC.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company's shares of common stock. In consideration for entering into the $10 million agreement, we issued to LPC 837,447 shares of our common stock as a commitment fee and shall issue up to 837,447 shares pro rata, when and if, LPC purchases at the Company's discretion the $10.0 million aggregate commitment. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us. The proceeds received by the Company under the purchase agreement are expected to be used for working capital.

The foregoing description of the Purchase Agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the registration rights agreement, a copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase Agreement, dated as of June 21, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2 Registration Rights Agreement, dated as of June 21, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1 Press Release dated June 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   June 23, 2011
By:	/s/ John D. Pougnet

Name: John D. Pougnet
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Purchase Agreement, dated as of June 21, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.
EX-10.2	Registration Rights Agreement, dated as of June 21, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.
EX-99.1	Press Release dated June 23, 2011